                                                                                                       CINERGY CORP.
                                                                                                CONSOLIDATING BALANCE SHEET
                                                                                                     DECEMBER 31, 2000

                                                                                                   (dollars in thousands)

                                                                                                                        Consolidated    Consolidated     Consolidated
                                                                                  Consolidated                            Cinergy          Cinergy          Cinergy            Consolidated
                                                     Cinergy       Cinergy      The Cincinnati Gas &   PSI Energy,      Wholesale       Investments,   Global Resources      Cinergy           Cinergy Corp.   Consolidated
                                                      Corp.     Services, Inc.    Electric Company 1/      Inc. 1/           Energy         Inc. 1/         Inc. 1/         Technologies, Inc. 1/   Eliminations    Cinergy Corp.
                                                  ------------   -----------     -----------------      -------------  --------------    --------------  --------------     -----------------    -------------    --------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                             $178           $31            $20,637                $1,311             $-         $29,315         $41,564               $18                     $-           $93,054
  Restricted deposits                                      -             -                160                   341              -               -           3,695                 -                     (1)            4,195
  Notes receivable                                         -             -                  -                     3              -          22,406          13,535                 -                      1            35,945
  Notes receivable from affiliated companies         150,680        54,649             91,732                12,798              -               -               -                 -               (309,859)                -
  Accounts receivable - net                            1,324           121            494,501               464,930              -         572,291          90,235                 -                      -         1,623,402
  Accounts receivable from affiliated companies      708,854        48,041             26,743                 5,385              -           8,003           1,156                 -               (798,182)                -
  Materials, supplies, and fuel - at average cost          -             -             99,061                53,838              -           1,544           4,898                 -                     (1)          159,340
  Prepayments and other                                1,335            51             39,320                49,049              -          13,729          26,182                 -                      -           129,666
  Energy risk management current assets                    -             -            697,488               697,488              -          18,305                                 -                      -         1,413,281
                                                   ------------ -----------   -----------------        -------------   --------------   --------------   --------------     -----------------      -------------    -------------
                                                     862,371       102,893          1,469,642             1,285,143              -         665,593         181,265                18             (1,108,042)        3,458,883

UTILITY PLANT - ORIGINAL COST
  In service
     Electric                                             -              -          4,999,038             4,699,090              -               -               -                 -                      -         9,698,128
     Gas                                                  -              -            865,303                     -              -               -               -                 -                      -           865,303
     Common                                               -              -            211,424                     -              -               -               -                 -                      -           211,424
                                                   ------------ -----------   -----------------        -------------   --------------   --------------  --------------     -----------------       -------------    -------------
                                                          -              -          6,075,765             4,699,090              -               -               -                 -                      -        10,774,855
  Accumulated depreciation                                -              -          2,444,867             2,110,747              -               -               -                 -                      -         4,555,614
                                                   ------------ -----------   -----------------        -------------   --------------   --------------  --------------     -----------------       -------------    -------------
                                                          -              -          3,630,898             2,588,343              -               -               -                 -                      -         6,219,241

Construction work in progress                             -              -            220,410               190,773              -               -               -                 -                      -           411,183
                                                   ------------ -----------   -----------------        -------------   --------------   --------------  --------------     -----------------       -------------    -------------
       Total utility plant                                -              -          3,851,308             2,779,116              -               -               -                 -                      -         6,630,424

OTHER ASSETS
  Regulatory assets                                       -              -            502,328               474,286              -               -               -                 -                      -           976,614
  Investments in consolidated subsidiaries        2,930,943              -                  -                     -              -               -               -                 -             (2,930,943)                -
  Investments in unconsolidated subsidiaries         (4,100)             -                  -                     -              -         443,432          94,890                 -                  4,100           538,322
  Energy risk management non-current assets               -              -              7,000                 7,000              -          23,228               -                 -                      -            37,228
  Other                                              17,153         42,342            156,692                84,230              -          79,402         232,620            75,818                      -           688,257
                                                 ------------   -----------   -----------------        -------------   --------------   --------------  --------------     -----------------      -------------    -------------
                                                  2,943,996         42,342            666,020               565,516              -         546,062         327,510            75,818             (2,926,843)        2,240,421

                                                 $3,806,367       $145,235         $5,986,970            $4,629,775             $-      $1,211,655        $508,775           $75,836            $(4,034,885)      $12,329,728

1/ See accompanying consolidating balance sheets.